As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-158632

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KORN/FERRY INTERNATIONAL
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-2623879 (I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN
(Full Title of Plan)

Gary D. Burnison
1900 Avenue of the Stars, Suite 2600
Los Angeles, California 90067
(310) 552-1834
(Name, address, zip code, and telephone number,
including area code, of agent for service)

Copy to:
Bruce D. Meyer, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
	to be	Price Per	Offering	Registration
Title of Securities to be registered	registered	Share	Price	Fee
See (1) below	N/A	N/A	N/A	N/A

(1)	No additional securities are to be registered, and the registration fee for the securities originally registered were paid upon filing of the original Registration Statement on Form S-8 on April 17, 2009 (File No. 333-158632). Therefore, no further registration fee is required.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-158632) (as amended by this Amendment No. 1, this “Registration Statement”) filed by Korn/Ferry International (the “Registrant”) on April 17, 2009 is being filed solely to include the signature of the Principal Financial Officer / Principal Accounting Officer, which was inadvertently omitted from the original filing as a result of a clerical error, and to update the information incorporated by reference. Other than with respect to this modification, updating all references to the Registrant’s Bylaws to reference the recently adopted Second Amended and Restated Bylaws, and the inclusion of an updated consent of Ernst & Young LLP and an updated legal opinion of Gibson, Dunn & Crutcher LLP, no other items of the original filing have been changed.
INTRODUCTORY STATEMENT
This Registration Statement on Form S-8 is filed by the Registrant relating to 2,500,000 shares of its common stock, par value $0.01 per share, issuable to eligible persons under the Korn/Ferry International 2008 Stock Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference, as of their respective dates, in this Registration Statement:
a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, filed with the Commission on June 30, 2008;

b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended July 31, 2008, October 31, 2008 and January 31, 2009, filed with the Commission on September 9, 2008, December 10, 2008 and March 12, 2009, respectively;

c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on May 2, 2008, July 14, 2008, September 26, 2008, March 6, 2009, March 17, 2009, April 29, 2009 and May 20, 2009; and

d)	the description of the Registrant’s common stock contained in the Registration Statement filed with the Commission on November 3, 2000 on Form S-3 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under Section 145 of the Delaware General Corporation Law (the “Delaware Law”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.
The Registrant’s Certificate of Incorporation and Second Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the Delaware Law and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any action, suit or proceeding to which any such person is or is threatened to be made a party by reason of such person serving in such positions so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, the person had no reasonable cause to believe their conduct was unlawful. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

The Registrant has also entered into an indemnification agreement with each of its directors and executive officers and has obtained an insurance policy covering its directors and officers with respect to certain liabilities (including, without limitation, liabilities arising under the Securities Act).
Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Description of Exhibit

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

24.2	Power of Attorney (included on signature page to the Registrant’s Registration Statement on Form S-8 (No. 333-158632), filed April 17, 2009, and incorporated herein by reference).

99.1	Korn/Ferry International 2008 Stock Incentive Plan, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-158632), filed April 17, 2009, and incorporated herein by reference.

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of June, 2009.

KORN/FERRY INTERNATIONAL
By:	/s/ Gary D. Burnison
Gary D. Burnison
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gary D. Burnison	Chief Executive Officer (Principal Executive Officer) and Director	June 5, 2009

* Kenneth Whipple	Chair of the Board and Director	June 5, 2009

* James E. Barlett	Director	June 5, 2009

* Patti S. Hart	Director	June 5, 2009

* Edward D. Miller	Director	June 5, 2009

Signature	Title	Date

* Debra Perry	Director	June 5, 2009

* Ihno Schneevoigt	Director	June 5, 2009

* Gerhard Schulmeyer	Director	June 5, 2009

* Harry L. You	Director	June 5, 2009

*By: /s/ Peter L. Dunn Peter L. Dunn as Attorney-in-fact		June 5, 2009

We, the undersigned officers of Korn/Ferry International, do hereby constitute and appoint Peter L. Dunn and Gary D. Burnison, and each of them, our true and lawful attorneys-in-fact and agents, with full power or substitution and resubstitution, for us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. DiGregorio Michael A. DiGregorio	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	June 5, 2009

/s/ Mark Neal Mark Neal	VP, Finance (Principal Accounting Officer)	June 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 15, 1999, and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 29, 2009, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

24.2	Power of Attorney (included on signature page to the Registrant’s Registration Statement on Form S-8 (No. 333-158632), filed April 17, 2009, and incorporated herein by reference).

99.1	Korn/Ferry International 2008 Stock Incentive Plan, filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-158632), filed April 17, 2009, and incorporated herein by reference.

*	Filed herewith.